UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K

__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 6, 2020

__________________

CUSTOMERS BANCORP, INC.

(Exact name of registrant as specified in its charter)

__________________

Pennsylvania	001-35542	27-2290659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Reading Avenue West Reading PA 19611
(Address of principal executive offices, including zip code)

(610) 933-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, par value $1.00 per share	CUBI	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series C, par value $1.00 per share	CUBI/PC	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, par value $1.00 per share	CUBI/PD	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series E, par value $1.00 per share	CUBI/PE	New York Stock Exchange
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series F, par value $1.00 per share	CUBI/PF	New York Stock Exchange
5.375% Subordinated Notes due 2034	CUBB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On August 6, 2020, Megalith Financial Acquisition Corp., a Delaware corporation (“Megalith”), MFAC Merger Sub Inc., a Pennsylvania corporation and (“Merger Sub”) a wholly-owned subsidiary of Megalith, BankMobile Technologies, Inc., a Pennsylvania corporation (“BankMobile”) and Customers Bank, a Pennsylvania state chartered bank and the sole stockholder of BankMobile (the “Bank”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Bank is a wholly-owned subsidiary of Customers Bancorp, Inc. (“Customers Bancorp”). Pursuant to the Merger Agreement, at the closing of the transactions contemplated by the Merger Agreement (the “Closing”), BankMobile will merge with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving corporation (the “Surviving Corporation”).

Merger Consideration

The aggregate consideration to be paid pursuant to the Merger Agreement to the Bank will be an amount (the “Merger Consideration”) equal to: (i) $140,000,000 minus (ii) $9,324,323 (representing a sponsor equity adjustment), plus (or minus, if negative) (iii) BankMobile’s net working capital less a target net working capital of $10,000,000, minus (iv) the aggregate amount of any outstanding indebtedness of BankMobile at Closing, and minus (v) the amount of any unpaid transaction expenses of BankMobile, Megalith’s transaction expenses and other liabilities of Megalith due and owing at the Closing.

The Merger Consideration will consist of cash and stock. The cash portion of the Merger Consideration (“Cash Consideration”) will be equal to (i) the amount of any proceeds of the PIPE Investment (described below under “Private Placement”); plus (ii) an amount equal to one-half (1/2) of the difference between the (A) cash and cash equivalents of Megalith, including any funds in the trust account after giving effect to the completion of the redemption of shares of Megalith’s public stockholders (“Redemption”) , less (B) a cash reserve to be used for the benefit of the Surviving Corporation in the Merger, in the amount of $10,000,000 (such difference between clause (A) and (B) which resulting amount if otherwise negative shall be equal to zero, being which resulting amount if otherwise negative shall be equal to zero, being the “Remaining Trust Account Amount”); minus (iii) Megalith’s transaction expenses and other liabilities of Megalith due and owing at the Closing; plus (iv) the cash and cash equivalents of BankMobile; minus (v) BankMobile’s unpaid transaction expenses; minus (vi) a cash reserve in the amount of $5,000,000. The stock portion of the Merger Consideration consists of a number of shares of Megalith’s Class A common stock with an aggregate value (the “Merger Consideration Share Amount”) equal to (a) the Merger Consideration, minus (b) the Cash Consideration, with the Bank receiving a number of shares of Megalith Class A common stock equal to the Merger Consideration Share Amount, divided by $10.38 (the “Per Share Price”).

The Merger Consideration is subject to adjustment after the Closing based on confirmed amounts of the net working capital, the outstanding indebtedness of BankMobile and any unpaid transaction expenses of BankMobile, as of the Closing Date. If the adjustment is a negative adjustment in favor of Megalith, the Bank will deliver to Megalith a number of shares of Class A common stock of Megalith with a value equal to the absolute value of the adjustment amount (with each share valued at the Per Share Price). If the adjustment is a positive adjustment in favor of BankMobile, Megalith will issue to the Bank an additional number of shares of Class A common Stock of Megalith with a value equal to the adjustment amount (with each share valued at the Per Share Price). The Merger Consideration is also subject to reduction for the indemnification obligations of the Bank.

Representations and Warranties

The Merger Agreement contains customary representations and warranties by each of Megalith, BankMobile and the Bank. Many of BankMobile’s representations and warranties are qualified by materiality or Material Adverse Effect. “Material Adverse Effect” as used in the Merger Agreement means with respect to any party, any fact, event, occurrence, change or effect that has had or reasonably expected to have a material adverse effect to the business, assets, liabilities, results of operations or condition (financial or otherwise) of such party and its subsidiaries, taken as a whole, or the ability of such party or any of its subsidiaries on a timely basis to consummate the transactions contemplated by the Merger Agreement or the ancillary documents to which it is a party or bound or to perform its obligations thereunder, in each case subject to certain customary exceptions. Certain of the representations are subject to specified exceptions and qualifications contained in the Merger Agreement or in information provided pursuant to certain disclosure schedules to the Merger Agreement.

Covenants of the Parties

Under the Merger Agreement, each party agrees to use its commercially reasonable efforts to effect the Closing. The Merger Agreement also contains certain customary covenants by the parties during the period between the signing of the Merger Agreement and the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms, including covenants regarding the conduct of their respective businesses, efforts, access, confidentiality and public announcements, the Megalith proxy statement for the transaction (which includes the adoption of a new equity incentive plan for Megalith with a number of awards thereunder equal to 10% of the issued and outstanding shares of Megalith immediately after the Closing), notice of breaches, no insider trading, indemnification of directors and officers, and other customary covenants. The parties also have agreed to the following covenants:

•	Each party is subject to a “no-shop” obligation between signing of the Merger Agreement and Closing and will not be allowed to solicit or discuss competing transactions with other potential parties during such time period.

•	The Megalith board of directors after the Closing will consist of at least seven directors, including (i) the chief executive officer of the Surviving Corporation after the Merger, (ii) two directors (at least one independent) designated by Megalith prior to the Closing, (iii) one director designated by BankMobile prior to the Closing, and (iv) no fewer than three and up to five persons mutually agreed upon by Megalith and BankMobile prior to the Closing, each of whom must qualify as an independent director.

•	Within 24 hours after the execution of the Merger Agreement, the Bank shall deliver a stockholder written consent approving the Merger and the Merger Agreement.

•	BankMobile shall use its best efforts to deliver audited financial statements in accordance with PCAOB auditing standards by a PCAOB qualified auditor for fiscal years ended December 31, 2019 and December 31, 2018 to Megalith by August 24, 2020, or as promptly as practicable thereafter.

•	During the interim period Megalith and BankMobile will negotiate in good faith the terms of the various transition agreements, including (i) a Transition Services Agreement, (ii) a License Agreement, (iii) a Deposit Servicing Agreement, and (iv) an Interchange Maintenance Agreement, all substantively consistent with the terms of the applicable term sheets attached as exhibits to the Merger Agreement.

Indemnification

Each party provides customary representations and warranties in the Merger Agreement, some of which survive the Closing. A breach of certain of these representations and warranties may result in indemnification obligations. The representations and warranties of BankMobile and Megalith relating to organization and standing, authorization and binding agreement, capitalization and subsidiaries, finders and brokers and with respect to the Bank, organization and standing, authorization and binding agreement, ownership of the shares of BankMobile and finders and brokers (collectively, the “Fundamental Reps”) survive the Closing until the first anniversary of the Closing. Claims based on fraud, willful misconduct or intentional misrepresentation (“Fraud Claims”) survive indefinitely. No other representations and warranties survive the Closing.

The Bank will provide indemnification for any breach of its Fundamental Reps and the Fundamental Reps of BankMobile and any Fraud Claims relating to BankMobile or against the Bank. Megalith will provide indemnification for any breach of its Fundamental Reps and any Fraud Claim against Megalith.

The maximum aggregate amount of indemnification payments to which an indemnifying party will be obligated to pay (other than with respect to Fraud Claims) is capped at an amount equal to the 15% of the Merger Consideration. Fraud claims are capped at an amount equal to the value of the Merger Consideration actually paid under the Merger Agreement.

Any indemnification claims against the Bank shall first be applied against the Merger Consideration Shares then owned by the Bank unless the Bank does not have any Merger Consideration Shares at such time, in which case it shall satisfy such indemnification claims with the payment of cash.

Indemnification is the sole remedy for breaches of the representations, warranties covenants and other agreements in the Merger Agreement except with respect to Fraud Claims, claims seeking injunctions, specific performance or other equitable relief, or claims under the terms of the ancillary documents.

Conditions to Consummation of the Merger

The Merger Agreement is subject to customary Closing conditions unless waived, including:

•	the approval of Megalith’s stockholders;

•	approvals of any required governmental authorities and the expiration or termination of any anti-trust waiting periods;

•	receipt of specified third-party consents;

•	no law or order preventing the transactions;

•	no material uncured breach by the other party;

•	after giving effect to the Redemption and any PIPE investments, Megalith shall have at least $5,000,001 of net tangible assets as required by its charter;

•	Megalith shall have at least $10,000,000 of cash and cash equivalents, including funds remaining in the trust account (after giving effect to the Redemption), and the proceeds of any PIPE investments, prior to giving effect to payment of any of MFAC’s unpaid transaction expenses or other liabilities;

•	Megalith shall have amended its certificate of incorporation to (i) change its corporate name to BM Technologies Inc. or another mutually agreed upon name and to (ii) remove the provisions relating to being a blank-check company; and

•	Megalith shall have paid an amount equal to one half (1/2) of the Remaining Trust Account Amount towards the BankMobile’s outstanding indebtedness.

•	The parties shall have entered into and delivered, among other things, the Transition Services Agreement and Registration Rights Agreement.

In addition, unless waived by BankMobile, the obligations of BankMobile to consummate the Merger are subject to the satisfaction of the following Closing conditions, in addition to customary certificates and other closing deliveries: (a) the representations and warranties of Megalith being true and correct as of the date of the Merger Agreement and as of the Closing (subject to Material Adverse Effect); (b) Megalith having performed in all material respects the respective obligations and complied in all material respects with their respective covenants and agreements under the Merger Agreement required to be performed or complied with on or prior the date of the Closing; (c) absence of any Material Adverse Effect with respect to Megalith since the date of the Merger Agreement which is continuing and uncured; (d) Megalith having delivered to BankMobile the Merger Consideration; and (e) a portion of BankMobile’s debt owed to the Stockholder in an amount equal to one half of the Remaining Trust Account Amount having been paid down by Megalith.

Unless waived by Megalith, the obligations of Megalith and Merger Sub to consummate the Merger are subject to the satisfaction of the following Closing conditions, in addition to customary certificates and other closing deliveries: (a) the representations and warranties of BankMobile and the Stockholder being true and correct as of the date of the Merger Agreement and as of the Closing (subject to Material Adverse Effect); (b) BankMobile having performed in all material respects the respective obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with on or prior the date of the Closing; (c) absence of any Material Adverse Effect with respect to BankMobile as a whole since the date of the Merger Agreement which is continuing and uncured; and (d) each Lock-Up Agreements and Non-Competition Agreement being in full force and effect as of the Closing.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including:

•	by mutual agreement;

•	for the other party’s uncured breach;

•	if there is a government order preventing the Closing;

•	By either party if the Closing does not occur by November 25, 2020 (the “Outside Date”); provided that if Megalith seeks and receives stockholder approval for a charter amendment to extend the term it has to consummate a business combination (an “Extension”), Megalith can extend the Outside Date by the shortest of (i) three months, (ii) the period ending on the last day for Megalith to consummate a business combination after such Extension and (iii) such period as determined by Megalith;

•	By Megalith if there has been an event after the signing of the Merger Agreement that has had a Material Adverse Effect on BankMobile that is continuing and uncured;

•	By either party if the Megalith stockholders do not approve the Merger Agreement at the special meeting of Megalith stockholders; and

•	By Megalith if the Bank does not deliver the stockholder written consent within 24 hours after the execution and delivery of the Merger Agreement.

Trust Account Waiver

BankMobile and the Bank agree that each of them and each of their affiliates will not have any right, title, interest or claim of any kind in or to any monies in Megalith’s trust account held for its public stockholders, and agrees not to, and waives any right to, make any claim against the trust account (including any distributions therefrom).

Ancillary Agreements

During the period between signing of the Merger Agreement and Closing, Megalith, BankMobile and the Bank will negotiate in good faith the terms of certain agreements through which (i) the Bank will provide certain transition and other business services to the Surviving Corporation following the Closing and (ii) the Surviving Corporation will license to the Bank certain existing BankMobile mobile banking technology to allow the Bank to continue to service existing customers. The expected material terms of the (i) Transition Services Agreement, (ii) License Agreement, (iii) Deposit Servicing Agreement and (iv) Interchange Maintenance Agreement are set forth in term sheets attached as Exhibits A, B, C and D to the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (i) with certain limited exceptions, will not survive consummation of the Merger and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding Customers Bancorp, the Bank, BankMobile or Megalith, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Customers Bancorp, the Bank, BankMobile or Megalith, their respective affiliates and their respective businesses included in the filings Customers Bancorp and Megalith make with the Securities and Exchange Commission.

Certain Relationships

Mr. Jay Sidhu, who currently serves as Chief Executive Officer and Chairman of the Board of Customers Bancorp and Executive Chairman of the Bank, also serves as Executive Chairman of Megalith, is one of the managing members of Megalith’s sponsor and is a Megalith stockholder. Mr. Bhanu Choudhrie, who currently serves as a member of the board of directors of Customers Bancorp and the Bank also serves as a director of Megalith, is one of the managing members of Megalith’s sponsor and is a Megalith stockholder. Mr. Samvir Sidhu, the son of Jay Sidhu, currently serves as the Bank’s Vice Chairman and Chief Operating Officer and as Customers Bancorp’s Head of Corporate Development, previously served as the Chief Executive Officer of Megalith, currently serves as a director of Megalith and is a Megalith stockholder. Ms. Luvleen Sidhu, the daughter of Jay Sidhu, currently serves as the Chief Executive Officer and as a director of BankMobile and is expected to continue to serve in those roles with the Surviving Corporation. Certain of these individuals also expect to participate in the private placement by Megalith of shares of its Class A common stock to be completed in connection with the Closing.

In light of these relationships, Customers Bancorp appointed a special committee consisting of independent directors with their own counsel and financial advisors.  The special committee reviewed the transaction, obtained a fairness opinion in connection with the transaction, and made a unanimous recommendation to Customers Bancorp’s board of directors for approval.  Customers Bancorp’s board of directors approved the transaction by a majority vote, with the above-mentioned directors recusing themselves from the deliberation and voting process and no director voting against the transaction.

Related Agreements

Sponsor Share Letter

Concurrently with the execution of the Merger Agreement, Megalith’s sponsor, MFAC Investor Holdings, LLC (“Sponsor”), will enter into a letter agreement (the “Sponsor Share Letter”) with Megalith and BankMobile, pursuant to which Sponsor agrees to (a) forfeit (i) all of its 6,195,778 private placement warrants unless $10 million remains in the trust account after the Redemption, in which case none of the warrants will be forfeited and (ii) 2,932,222 of its founder shares and (b) subject an additional 300,000 of its founder shares to potential vesting and forfeiture based on a stock-price based earnout over a seven year period from the Closing, and (c) transfer 101,703 of its founder shares to the Bank at Closing. Sponsor also acknowledged the transfer of (i) 178,495 of its founder shares to a private placement investor, it will also transfer 1,311,501 private placement warrants to such investor unless such transfer would trigger a warrant price adjustment under section 4.3.2 of the warrant agreement, with such amounts subject to adjustment in accordance with the relevant investment documents.

The foregoing description of the Sponsor Share Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Sponsor Share Letter, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Lock-Up Agreement

Simultaneously with the Closing, the Bank will enter into a lock-up agreement (the “Lock-Up Agreement”) providing for a lock-up period commencing on the Closing Date and ending on the earlier of (x) 180 days from the Closing, (y) the date Megalith consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party and (z) the date on which the closing sale price of the common stock of Megalith equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period commencing at least ninety (90) days after the Closing; provided that commencing 90 days after the Closing the Bank make transfer shares in block trades or privately negotiated transactions if the transferee agrees to be bound by the Lock-Up Agreement.

Non-Competition and Non-Solicitation Agreement

Simultaneously with the Closing, the Bank will enter into a non-competition and non-solicitation agreement (the “Non-Competition Agreement”), pursuant to which it agrees not to compete with Megalith, BankMobile and their respective subsidiaries during the four-year period following the Closing and, during such four-year restricted period, not to solicit employees or customers or clients of such entities. The agreement also contains customary non-disparagement and confidentiality provisions.

Registration Rights Agreement

Simultaneously with the Closing, the Bank will enter into a registration rights agreement (the “Registration Rights Agreement”) with Megalith providing for the right to three demand registrations, piggy-back registrations and shelf registrations with respect to the Merger Consideration Shares.

The foregoing descriptions of the Lock-Up Agreement, the Non-Competition Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the form of such agreements, which are attached to this Current Report on Form 8-K as Exhibits 10.2, 10.3 and 10.4 and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On August 6, 2020, a joint press release was issued announcing the execution of the Merger Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

An investor presentation relating to the proposed Merger is attached to this Current Report on Form 8-K as Exhibit 99.2 and incorporated herein by reference.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that Section, and shall not be deemed incorporated by reference into any of Customers Bancorp’s reports or filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such report or filing. The inclusion of this Item 7.01 in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed an admission as to the materiality of any information herein.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibits attached hereto and incorporated by reference herein contain certain statements that are not historical facts but are ”forward-looking statements” within the meaning of the ”safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “plan,” “intend,” “anticipate,” “believe,” “expect,” “estimate,” “forecast,” “target,” “project,” “predict,” “intend,” “plan” and “outlook” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include estimated financial information, including forward-looking statements with respect to revenues and earnings, as well as forward-looking statements with respect to performance, strategies, prospects and other aspects of the businesses of Customers Bancorp, the Bank and BankMobile, or the combined BankMobile-Megalith company following completion of the proposed Merger, which are based on current expectations that are subject to risks and uncertainties and are not predictions of actual performance. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement and the proposed Merger contemplated thereby; (2) the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain approval of the stockholders of Megalith, any required regulatory approvals, or other conditions to losing in the Merger Agreement; (3) Megalith’s inability to meet the minimum cash requirements of the Merger Agreement due to a failure to complete the PIPE Investment or the amount of cash available following any redemptions by Megalith’s public stockholders; (4) the ability to meet NYSE listing standards following the consummation of the transactions contemplated by the Merger Agreement; (5) the risk that the proposed transaction disrupts current plans and operations of BankMobile as a result of the announcement and consummation of the transactions described herein; (6) the ability of the Customers Bancorp and the Bank to recognize the anticipated benefits of the proposed Merger, which may be affected by, among other things, competition, the ability of management to operate the combined company as a stand-alone public company, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees, and the costs involved in Customers Bancorp and the Bank continuing to provide certain services to the combined company; (7) costs related to the proposed Merger; (8) changes in applicable laws or regulations; and (9) the possibility that the Surviving Corporation may be adversely affected by other economic, business, and/or competitive factors. Customers Bancorp cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties, you are encouraged to review the filings Customers Bancorp makes with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2019, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments thereto, that update or provide information in addition to the information included in those Form 10-K and Form 10-Q filings, if any. Customers Bancorp disclaims any obligation to update any forward-looking statement whether written or oral, except as may be required under applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 6, 2020, by and among Megalith Financial Acquisition Corp, MFAC Merger Sub Inc., Customers Bank and BankMobile Technologies, Inc.*
10.1	Sponsor Share Letter, dated August 6, 2020, by and among Sponsor, Megalith and Customers Bank.
10.2	Form of Lock-up Agreement
10.3	Form of Non-Competition Agreement
10.4	Form of Registration Rights Agreement
99.1	Joint Press Release dated August 6, 2020.
99.2	Investor Presentation.

___________

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUSTOMERS BANCORP, INC.
By: /s/ Carla A. Leibold
Name: Carla A. Leibold
Title: Executive Vice President - Chief Financial Officer

Date: August 6, 2020